Birner Dental Management Services, Inc. Announces Results For 2Q 2017

DENVER, Aug. 14, 2017 /PRNewswire/ -- Birner Dental Management Services, Inc. (OTCQX: BDMS), business services provider of PERFECT TEETH® dental practices, announced results for the quarter and six months ended June 30, 2017. For the quarter ended June 30, 2017, revenue decreased $1.1 million, or 7.0%, to $14.8 million. The Company's earnings before interest, taxes, depreciation, amortization, stock grant, and stock-based compensation expense ("Adjusted EBITDA") decreased $961,000, or 118%, to $(145,000) for the quarter ended June 30, 2017. Net loss for the quarter ended June 30, 2017 increased $671,000 to $(901,000) compared to $(230,000) for the quarter ended June 30, 2016. Net loss per share increased to $(0.48) for the quarter ended June 30, 2017 compared to $(0.12) for the quarter ended June 30, 2016.

For the six months ended June 30, 2017, revenue decreased $1.9 million, or 5.8%, to $30.4 million. The Company's Adjusted EBITDA decreased $1.2 million, or 65.3%, to $632,000 for the six months ended June 30, 2017. Net loss for the six months ended June 30, 2017 increased $795,000 to $(1.1 million) compared to $(331,000) for the six months ended June 30, 2016. Net loss per share increased to $(0.60) for the six months ended June 30, 2017 compared to $(0.18) for the six months ended June 30, 2016.

As previously reported, the Company believes much of the decline in revenue and Adjusted EBITDA has been driven by a decrease in the number of dentists in the network. The dentist count was 112 at March 31, 2016 and had declined to 98 at December 31, 2016. The Company's dentist count at June 30, 2017 was 99 but as of July 31, 2017 had increased to 105. The Company believes it has now achieved more stability in its affiliated dentists and should experience an increase in its dentist count in the near future. New patient visits were up 4.8% in the quarter ended June 30, 2017 versus the same quarter in 2016. As dentist count increases, management believes operating results will improve through increased revenue and Adjusted EBITDA.

During the six months ended June 30, 2017, the Company had capital expenditures of $326,000 and decreased total bank debt outstanding by approximately $954,000.

The Company incurred additional expenses of approximately $270,000 during the second quarter ended June 30, 2017 in connection with matters related to an activist shareholder group and $396,000 during the six months ended June 30, 2017 in connection with matters related to the activist shareholder group and the Board of Directors' evaluation of the Company's strategic options.

As previously disclosed in a Form 8-K filed on July 27, 2017 with the Securities and Exchange Commission, on July 21, 2017, the Company received notice of events of default and acceleration from its bank in connection with its bank credit agreements. The notice asserts events of default resulting from the Company's failure to produce EBITDA of at least $870,000 for the second quarter of the 2017 and to reduce the outstanding balance on the reducing revolving loan by at least $500,000 on June 30, 2017.

In the notice, the bank declares all obligations of the Company to be immediately due and payable and demands payment in full of all obligations by no later than July 31, 2017. As of June 30, 2017, $8.9 million was outstanding under the credit facility. The notice further states that, although the bank is not presently exercising its other rights and remedies available upon an event of default, it reserves its right to do so at any time in its sole discretion.

The Company is engaging in discussions with the bank regarding a resolution of this matter. The Company believes that any resolution with the bank would involve financing to raise funds to pay down the outstanding principal on the Credit Facility or to refinance the Credit Facility. The Company has commenced discussions with potential investors and lenders and is exploring several funding options, including the issuance of additional equity or debt and the sale of certain dental practices.

Birner Dental Management Services, Inc. acquires, develops, and manages geographically dense dental practice networks in select markets in Colorado, New Mexico, and Arizona. As of June 30, 2017, the Company managed 68 dental offices, of which 35 were acquired and 33 were de novo developments. The Company operates its dental offices under the PERFECT TEETH® name.

The Company previously announced it would conduct a conference call to review results for the quarter ended June 30, 2017 on Monday, August 14, 2017 at 9:00 a.m. MT. In addition to current operating results, the teleconference may include discussion of management's expectations of future financial and operating results. To participate in this conference call, dial in to 1-888-695-0609 and refer to Confirmation Code 8309509 approximately five minutes prior to the scheduled time. If you are unable to join the conference call on August 14, 2017, the rebroadcast number is 1-888-203-1112 with Passcode 8309509. This rebroadcast will be available through August 28, 2017.

Non-GAAP Disclosures

This press release includes a non-GAAP financial measure with respect to Adjusted EBITDA. Please see below for more information regarding Adjusted EBITDA and a reconciliation of Adjusted EBITDA to net loss.

Forward-Looking Statements

Certain of the matters discussed herein may contain forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from expectations. These include statements regarding the Company's prospects and performance in future periods, including improvement in operating results, revenue and Adjusted EBITDA and dentist hiring, the amount of bank debt, compliance with debt covenants and actions by the Company's lender, performance of de novo offices, the payment or nonpayment of dividends, dentist count, dentist turnover and recruitment, dentist productivity, new patient visits and patient flow and the impact of certain shareholder matters. These statements involve known and unknown risks, uncertainties and other factors which may cause the Company's actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These and other risks and uncertainties are set forth in the reports filed by the Company with the Securities and Exchange Commission, including the Company's Form 10-K for the year ended December 31, 2016. The Company disclaims any obligation to update these forward-looking statements.

For Further Information Contact:
Birner Dental Management Services, Inc.
Dennis Genty
Chief Financial Officer
(303) 691-0680

BIRNER DENTAL MANAGEMENT SERVICES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
	Quarters Ended				Six Months Ended
	June 30,				June 30,
	2016		2017		2016		2017
REVENUE:
Dental practice revenue	$ 14,654,768		$ 13,753,775		$ 30,021,310		$ 28,372,479
Capitation revenue	1,230,372		1,025,443		2,295,063		2,067,419
	15,885,140		14,779,218		32,316,373		30,439,898

DIRECT EXPENSES:
Clinical salaries and benefits	9,450,678		9,252,188		19,321,628		18,718,487
Dental supplies	732,657		672,187		1,457,930		1,300,592
Laboratory fees	908,029		931,760		1,779,644		1,812,901
Occupancy	1,553,800		1,652,889		3,120,605		3,203,149
Advertising and marketing	155,208		167,467		314,078		337,371
Depreciation and amortization	1,018,043		913,693		2,038,133		1,878,494
General and administrative	1,341,988		1,287,012		2,745,198		2,550,637
	15,160,403		14,877,196		30,777,216		29,801,631

Contribution from dental offices	724,737		(97,978)		1,539,157		638,267

CORPORATE EXPENSES:
General and administrative	970,860	(1)	1,011,917	(1)	1,847,766	(2)	1,971,374	(2)
Stock grant	-		175,000	(3)	-		175,000	(3)
Depreciation and amortization	56,080		38,864		118,880		84,948

OPERATING LOSS	(302,203)		(1,323,759)		(427,489)		(1,593,055)
OTHER EXPENSE:
Interest expense, net	75,550		94,414		114,873		166,838

LOSS BEFORE INCOME TAXES	(377,753)		(1,418,173)		(542,362)		(1,759,893)
Income tax benefit	(147,324)		(516,899)		(211,522)		(633,561)

NET LOSS	$ (230,429)		$ (901,274)		$ (330,840)		$ (1,126,332)

Net loss per share of Common Stock - Basic	$ (0.12)		$ (0.48)		$ (0.18)		$ (0.60)

Net loss per share of Common Stock - Diluted	$ (0.12)		$ (0.48)		$ (0.18)		$ (0.60)

Weighted average number of shares of Common Stock and dilutive securities:
Basic	1,860,261		1,866,580		1,860,372		1,863,746

Diluted	1,860,261		1,866,580		1,860,372		1,863,746

(1)	Corporate expense - general and administrative includes $44,102 and $51,019 of stock-based compensation expense pursuant to ASC Topic 718 for the quarters ended June 30, 2016 and 2017, respectively.

(2)	Corporate expense - general and administrative includes $90,809 and $86,255 of stock-based compensation expense pursuant to ASC Topic 718 for the six months ended June 30, 2016 and 2017, respectively.

(3)

The Company issued 12,500 shares of Common Stock under a settlement agreement with an activist shareholder group. The shares were valued at $175,000 based on the closing price of the Common Stock on the date of the grant.

BIRNER DENTAL MANAGEMENT SERVICES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
	December 31,	June 30,
ASSETS	2016	2017
CURRENT ASSETS:
Cash	$ 157,923	$ 204,894
Accounts receivable, net of allowance for doubtful accounts of approximately $410,000 and $430,000, respectively	3,212,190	3,816,007
Note receivable	34,195	34,195
Income tax receivable	-	46,992
Prepaid expenses and other assets	759,749	729,319

Total current assets	4,164,057	4,831,407

PROPERTY AND EQUIPMENT, net	7,279,436	6,064,701

OTHER NONCURRENT ASSETS:
Intangible assets, net	6,721,084	6,298,335
Deferred charges and other assets	155,741	163,991
Note receivable	31,051	15,548

Total assets	$ 18,351,369	$ 17,373,982

LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES:
Accounts payable	$ 2,723,473	$ 3,972,215
Accrued expenses	925,776	865,762
Accrued payroll and related expenses	2,164,758	2,422,999
Current maturities of long-term debt	2,500,000	8,896,864

Total current liabilities	8,314,007	16,157,840

LONG-TERM LIABILITIES:
Deferred tax liability, net	1,174,416	587,847
Long-term debt	7,351,006	-
Other long-term obligations	1,081,655	1,063,087

Total liabilities	17,921,084	17,808,774

SHAREHOLDERS' EQUITY (DEFICIT):
Preferred Stock, no par value, 10,000,000 shares authorized; none outstanding	-	-
Common Stock, no par value, 20,000,000 shares authorized; 1,860,261 and 1,872,761 shares issued and outstanding, respectively	1,615,001	1,876,256
Accumulated deficit	(1,184,716)	(2,311,048)

Total shareholders' equity (deficit)	430,285	(434,792)

Total liabilities and shareholders' equity	$ 18,351,369	$ 17,373,982

Reconciliation of Adjusted EBITDA

Adjusted EBITDA is not a U.S. generally accepted accounting principle ("GAAP") measure of performance or liquidity. However, the Company believes that it may be useful to an investor in evaluating the Company's ability to meet future debt service, capital expenditures and working capital requirements, and the Company uses Adjusted EBITDA for this purpose. Investors should not consider Adjusted EBITDA in isolation or as a substitute for operating income, cash flows from operating activities or any other measure for determining the Company's operating performance or liquidity that is calculated in accordance with GAAP. In addition, because Adjusted EBITDA is not calculated in accordance with GAAP, it may not necessarily be comparable to similarly titled measures employed by other companies. A reconciliation of Adjusted EBITDA to net loss can be made by adding depreciation and amortization expense - Offices, depreciation and amortization expense – Corporate, stock-based compensation expense, interest expense, net, stock grant expense and income tax (benefit) to net loss as in the table below.

	Quarters		Six Months
	Ended June 30,		Ended June 30,
	2016	2017	2016	2017
RECONCILIATION OF ADJUSTED EBITDA:
Net loss	($230,429)	($901,274)	($330,840)	($1,126,332)
Add back:
Depreciation and amortization - Offices	1,018,043	913,693	2,038,133	1,878,494
Depreciation and amortization - Corporate	56,080	38,864	118,880	84,948
Stock-based compensation expense	44,102	51,019	90,809	86,255
Interest expense, net	75,550	94,414	114,873	166,838
Stock grant expense	-	175,000	-	175,000
Income tax (benefit)	(147,324)	(516,899)	(211,522)	(633,561)

Adjusted EBITDA	$816,022	(145,183)	$1,820,333	$631,642